SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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XO Communications, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear XO Stockholder:
      You are cordially invited to attend the XO Communications, Inc. (“XO”) Annual Meeting of Stockholders on Monday, May 9, 2005, at 2:00 p.m. (Eastern Time). The meeting will be held at the Park Central New York Hotel, located at 870 Seventh Avenue in New York City, New York, 10019.
      The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on XO’s operations and financial results, provide XO’s perspective on recent regulatory and industry trends, provide an update on the integration of Allegiance Telecom, Inc. and respond to any questions you may have.
      Your vote is very important. Whether you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Very truly yours,

Carl J. Grivner
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING
OF THE STOCKHOLDERS OF
XO COMMUNICATIONS, INC.
Reston, Virginia
April 8, 2005
To the Stockholders of
XO Communications, Inc.:
      The Annual Meeting of the Stockholders of XO Communications, Inc. will be held at the Park Central New York Hotel at the located at 870 Seventh Avenue, New York, New York 10019 on May 9, 2005 at 2:00 p.m. (Eastern Time) for the purpose of considering and voting upon the election of eight (8) directors to hold office until the 2006 Annual Stockholders Meeting and/or until their respective successors have been duly elected and qualified.
      A Proxy Statement, proxy, and copy of our Annual Report on Form 10-K for the year ended December 31, 2004 accompany this Notice of the Annual Meeting of the Stockholders. Only stockholders of record on April 1, 2005 will be entitled to notice of and a vote at the Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors

Lee M. Weiner
Senior Vice President, General Counsel and Secretary
TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

XO COMMUNICATIONS, INC.
11111 Sunset Hills Road
Reston, Virginia 20190
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON MAY 9, 2005
      THIS PROXY STATEMENT, WHICH IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 8, 2005, IS PROVIDED IN CONJUNCTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF XO COMMUNICATIONS, INC. (“XO”, THE “COMPANY”, “WE” or “US”) FOR USE AT THE 2005 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY TO BE HELD ON MONDAY, MAY 9, 2005 AT 2:00 P.M. EASTERN TIME AT THE PARK CENTRAL NEW YORK HOTEL, 870 SEVENTH AVENUE, NEW YORK, NEW YORK. THE NOTICE OF ANNUAL MEETING, THE PROXY, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 ARE ENCLOSED IN THIS PACKAGE. THE PROXY SHOULD BE RETURNED BY MAY 4, 2005 IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID, ENVELOPE.
PROXY
      The accompanying proxy is being solicited on behalf of our Board of Directors to be used at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 8, 2005 to our stockholders of record on April 1, 2005 (the “Record Date”).
      A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to our Corporate Secretary prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to our Corporate Secretary prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as instructed by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.01 par value per share (the “Common Stock”) of XO represented thereby will be voted FOR the election of the eight (8) directors nominated by the Board of Directors to hold office until the 2006 Annual Meeting and/or until their respective successors have been duly elected and qualified.
      We will pay the reasonable expenses associated with our solicitation of proxies for the meeting. These expenses include the cost of preparing, assembling, and mailing the Notice of the Annual Meeting of the Stockholders, the proxy, the Proxy Statement, the Annual Report on Form 10-K, and the return envelope, as well as the cost of handling and tabulating the number of proxies received, and the reasonable fees that brokerage houses, other institutions, nominees or fiduciaries customarily charge to forward the aforementioned material to the beneficial owners. Only a single Proxy Statement will be delivered to stockholders sharing the same address, unless we receive instructions from one or more such stockholders requesting additional proxies. Such requests should be addressed to our Corporate Secretary at XO Communications, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190. Additionally, stockholders sharing an address may notify the Company that they wish to receive separate proxy statements in the future by writing to our Corporate Secretary at the address set forth in the preceding sentence or calling (703) 547-2000.
VOTE REQUIRED
      The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. 181,933,035 shares of Common Stock were outstanding as of April 1, 2005, each of which will be entitled to a single vote at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Under Delaware law and/or our Amended and Restated Bylaws, if a quorum is present, each proposal that receives the greatest number of affirmative votes cast at the Annual Meeting will be approved and adopted by the stockholders. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees for director or other proposals. Proxies and ballots returned by mail will be received and tabulated by American Stock Transfer & Trust Company, our transfer agent, and votes cast at the Annual Meeting will be tabulated by a representative of American Stock Transfer & Trust Company, as the inspector of elections for the Annual Meeting.
      As of April 1, 2005, approximately 61% of the outstanding shares of our Common Stock were owned by entities controlled by Mr. Carl C. Icahn, the Chairman of our Board of Directors. As a result, Mr. Icahn owns sufficient shares of our Common Stock to assure the presence of a quorum for the conduct of the Annual Meeting of the Stockholders and to assure the approval and adoption of the proposal in connection with which this proxy and the related material are being delivered.
PROPOSAL TO BE VOTED UPON
ELECTION OF DIRECTORS
      The Company’s Amended and Restated Bylaws provides that the number of members of the Company’s Board of Directors may be fixed by resolution of the Board of Directors. The Board of Directors has determined that the Board of Directors shall be comprised of eight (8) members until the Board determines to expand or reduce its membership. The Board of Directors has nominated Messrs. Icahn, Dell, Grivner, Intrieri, Meister, Knauss, and Gradin for reelection, and Mr. Weber for election, to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders of the Company and/or until their respective successors have been duly elected and qualified.
      The shares of Common Stock represented by properly executed proxies will be voted in accordance with the instructions contained in the proxy or, if no instructions are given, for each of the nominees. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which management has no reason to expect), the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.
      Below is a table that sets forth the names, ages, and position with XO of each of the nominees. In addition, below the table is additional biographical information with respect to each of the nominees. There are no family relationships among any of the nominees or executive officers of the Company, and none of the directors or nominees is a member or partner of any investment bank or law firm that provided services to XO since January 1, 2004. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

Name	Age	Position

Carl C. Icahn(1)	68	Chairman of the Board of Directors
Carl J. Grivner	51	Chief Executive Officer, President and Director
Adam Dell(2)	34	Director
Vincent J. Intrieri(3)	47	Director
Jon F. Weber	45	Director
Keith Meister(1)(3)	31	Director
Robert Knauss(2)	73	Director
Fredrik Gradin(2)	42	Director

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

      Carl C. Icahn. In January 2003, Mr. Icahn became Chairman of the Board and a director of XO Communications, Inc. Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”) (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Mr. Icahn is and has been since 1994 a majority shareholder, the Chairman of the Board and a Director of American Railcar Industries, Inc. (“ARI”), a Missouri corporation. ARI is primarily engaged in the business of manufacturing, managing, leasing and selling of railroad freight and tank cars. Mr. Icahn has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From August 1998 to August 2002, Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998 through May, 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., which owns all of the outstanding stock of Atlantic Coast Entertainment Holdings, Inc., which through its wholly-owned subsidiary owns and operates The Sands Hotel and Casino in Atlantic City, New Jersey. Mr. Icahn also serves in the same capacity with Atlantic Coast Entertainment Holdings, Inc. Mr. Icahn received his B.A. from Princeton University in 1957.
      Carl J. Grivner. Mr. Grivner has served as our Chief Executive Officer and President since May 2003. From May 1, 2003 to May 15, 2003, he served as a member of the Office of the Chairman of the Board of XO. Mr. Grivner has been a member of XO’s Board of Directors since May 1, 2003. From February 2002 to April 2003, Mr. Grivner was Chief Operating Officer of Global Crossing, Ltd. From June 2000 to February 2002, he was Executive Vice President, Operations of Global Crossing. On January 28, 2002, Global Crossing and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From July 1999 to April 2000, Mr. Grivner was Chief Executive Officer of Worldport Communications, Inc. From July 1998 to July 1999, he was Chief Executive Officer, Western Hemisphere of Cable & Wireless plc.
      Jon F. Weber. Mr. Weber has, since April 2003, been Head of Portfolio Company Operations and Chief Financial Officer at Icahn Associates Corp., an entity controlled by Carl C. Icahn, beneficial owner of approximately 61% of our Common Stock. Since May 2003, Mr. Weber has been a Director of Viskase Companies, Inc. and was the chief executive officer of Viskase Companies, Inc. from May 2003 to October 2004. Since March 2003, he has served as Chief Executive Officer and a director of Philip Services Corporation, a metal recycling and, industrial services company affiliated with Mr. Icahn. He served as Chief Financial Officer of venture-backed companies QuantumShift Inc. and Alchemedia Ltd. from October 2001 to July 2002 and November 2000 to October 2001, respectively. From May 1998 to November 2000, Mr. Weber served as Managing Director — Investment Banking for JP Morgan Chase and its predecessor, Chase Manhattan Bank, in São Paulo, Brazil. Previously, Mr. Weber was an investment banker at Morgan Stanley and Salomon Brothers.
      Adam Dell. Mr. Dell has been a member of our Board of Directors since January 2003. Since January 2000, he has served as the Managing General Partner of Impact Venture Partners, a venture capital firm focused on information technology investments. From October 1998 to January 2000, Mr. Dell was a Senior Associate and subsequently a Partner with Crosspoint Venture Partners in Northern California. From July 1997 to August 1998, he was a Senior Associate with Enterprise Partners in Southern California. From January 1996 to June 1997 Mr. Dell was associated with the law firm of Winstead Sechrest & Minick, in Austin, Texas, where he practiced corporate law.
      Fredrik Gradin. Mr. Gradin has been a member of our Board of Directors since August 2004. Mr. Gradin has been president and chief executive officer of Explorer Group Inc., an investment management company, since its inception in 1998. Prior to founding Explorer Group Inc., Mr. Gradin served as president of

Spectron Energy, Inc., a leading energy brokerage company. Mr. Gradin holds a Bachelor of Arts degree from Rice University.
      Vincent J. Intrieri. Mr. Intrieri is a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Carl C. Icahn. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp., whose principal business is to hold a lease to premises at 767 Fifth Avenue, New York, New York, and High River Limited Partnership, which is primarily engaged in the business of holding and investing in securities. From March 2003 to December 2004 Mr. Intrieri served as a Managing Director and from 1998 to March 2003, he served as a portfolio manager of Icahn Associates Corp. and High River. Each of Icahn Associates Corp. and High River are under the control of Mr. Icahn. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Andersen accounting firm. Mr. Intrieri is a certified public accountant. Mr. Intrieri is a director of TransTexas Gas Corporation and Panaco Inc., each of which is an oil and gas exploration company controlled by Mr. Icahn. Mr. Intrieri is Chairman of the Board of Directors and a director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Carl C. Icahn has an interest through the ownership of securities. In addition, Mr. Intrieri has served on the board of directors of XO Communications, Inc. since January 2003. Mr. Intrieri received a B.S. in Accounting in 1984 from The Pennsylvania State University.
      Robert Knauss. Mr. Knauss has been a member of our Board of Directors since August 2004. Mr. Knauss currently serves as an independent director on the boards of the NYSE-listed investment funds Equus II, Inc. and The Mexico Fund, Inc. He previously served as chairman of Philip Services Corporation from 1998 to 2000 and from 2002 to 2003 and as a director of Seitel Inc. from June 2002 to July 2004. Philip Services Corporation filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in June 2003. Mr. Knauss also previously served as the dean of the University of Houston Law Center and Vanderbilt University Law School. Knauss holds a J.D. degree from the University of Michigan and a bachelor of arts degree from Harvard College.
      Keith Meister. Mr. Meister has been a member of our Board of Directors since January 2003. Since June 2002 Mr. Meister has been a senior investment analyst of High River, a company owned and controlled by Carl C. Icahn that is primarily engaged in the business of holding and investing in securities. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds controlled by Mr. Icahn. Since August 2003, Mr. Meister has served as the President and Chief Executive Officer of American Property Investors, Inc., which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister is a director of TransTexas Gas Corporation, an oil and gas exploration company controlled by Carl C. Icahn. Mr. Meister also is a director of American Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp., which are gaming companies, and Scientia Corporation, a private health care venture company, all of which are companies controlled by American Real Estate Partners, L.P., which is controlled by Mr. Icahn. Mr. Meister received his A.B. in Government cum laude from Harvard College in 1995.
THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE EIGHT (8) NOMINEES TO THE BOARD.

BOARD OF DIRECTORS AND COMMITTEES
      During the year ended December 31, 2004, the Board of Directors of the Company met twenty (20) times. The Board has three standing committees: Executive, Compensation, and Audit, and one additional, independent committee consisting of the independent directors of the Board of Directors, who meet as needed to review projects and matters assigned to it by the full Board. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committee meetings. Stockholders may communicate with the Board of Directors and/or Audit Committee by sending a letter to our Corporate Secretary at our headquarters address, 11111 Sunset Hills Road, Reston, Virginia 20190. All the members of our Board of Directors attended our 2004 Annual Meeting of Stockholders.
      Executive Committee. The Executive Committee for fiscal year 2004 consisted of Carl C. Icahn, Andrew R. Cohen, and Keith Meister. The principal function of the Executive Committee is to execute all the authority and power of the full Board of Directors in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board of Directors, except where action is authorized or required to be taken only by the full Board. The Executive Committee did not meet during fiscal year 2004.
      Audit Committee. The Audit Committee for fiscal year 2004 consisted of Vincent J. Intrieri, Keith Meister and Adam Dell through August 5, 2004, and, thereafter, consisted of Robert Knauss, Fredrik Gradin, and Adam Dell. Mr. Intrieri previously served as the Audit Committee’s financial expert and Mr. Knauss currently serves as the Audit Committee’s financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors. The function of the Audit Committee is to, among other things, review the financial statements of the Company, meet, together and separately, with management of the Company and the Company’s independent accountants to discuss the financial statements and general accounting policies of the Company, and review the management letter issued by the independent accountants and the Company’s responses thereto. The Audit Committee met ten (10) times during fiscal year 2004.
      Relationship with Independent Public Accountants. The Company’s independent auditor for fiscal year 2004 was KPMG LLP. Prior to September 24, 2003, the Company’s independent auditor was Ernst & Young LLP (“Ernst & Young”).
      On September 24, 2003, we notified our independent auditors, Ernst & Young, that our Audit Committee of our Board of Directors had recommended that we change auditors. On September 30, 2003, the Audit Committee of XO’s Board of Directors appointed KPMG LLP to serve as its new independent auditors for the year ending December 31, 2003. The change was effective immediately. Ernst & Young’s report on XO’s consolidated financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ending December 31, 2002, there were: (i) no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      During each of the years ended December 31, 2002 and December 31, 2001 and through the date of their appointment, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.
      During the year ending December 31, 2001 and through the date of their appointment, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the year ended December 31, 2004 and fees billed for other services during that period by KPMG LLP.

2004

Audit fees(1)	$2,549,675
Audit-related fees(2)	107,163
Tax fees(3)	125,133
Non-audit, non-tax fees	0

TOTAL	$2,781,971

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits. Audit fees include both billed amounts and amounts our auditors have informed us they plan to bill. Such future bills will be subject to our review and may be subject to reduction as a result of ongoing discussions with our auditors.

(2)	Audit-related fees consisted of the following: consultation on the adoption of accounting policies and aspects of Sarbanes-Oxley compliance.

(3)	Tax fees consisted of assistance with matters related to tax compliance and consulting.
      Approval of Independent Auditor Provision of Audit and Non-Audit Services. Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chief Financial Officer or his designee with a statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on auditor independence. Consistent with the Audit Committee’s pre-approval policies, all audit-related services, tax services and other services are pre-approved by the Audit Committee.
      As required under applicable federal securities laws, our independent accountants for the current fiscal year are appointed by our Audit Committee.
      Compensation Committee. The purpose of the Compensation Committee is to review and approve the compensation policies and arrangements of the Company and its subsidiaries, as well as to administer the Company’s stock option plans. The Compensation Committee met five (5) times during fiscal year 2004.
      Compensation Committee Interlocks and Insider Participation. The Compensation Committee for fiscal year 2004 consisted of Vincent J. Intrieri and Keith Meister. None of the members of the Compensation Committee is or was at any time in the past an officer of XO, nor are any such members employees of any entity for which an executive officer of the Company serves on the board of directors. No member of the Compensation Committee has any relationship required to be disclosed under Item 404 of Regulation S-K.
      Director Nominations. XO does not maintain a standing Nominating Committee, and does not maintain a formal policy with respect to the review of potential nominees to XO’s Board of Directors. All of the members of XO’s Board of Directors participate in the review of potential nominees to XO’s Board of Directors. The Board has determined that, given the small size of the Board and the importance of the director nomination process, the entire Board of Directors should participate in the evaluation of potential Board members.
      For the 2004 fiscal year and through the date of this Proxy Statement, Mr. Icahn, the Chairman of the XO Board of Directors, indirectly beneficially holds a majority of XO’s outstanding common stock. As a result, Mr. Icahn can control the election of all of the members of XO’s Board of Directors. XO’s Board of Directors has therefore deemed it appropriate not to form a standing Nominating Committee because the influence exercisable by Mr. Icahn in the nomination and election process would make a separate process superfluous in light of Mr. Icahn’s and the Board’s current review of potential nominees.
      Three of XO’s directors, Messrs. Knauss, Dell, and Gradin are “independent directors” as defined in NASD Rule 4200(a)(15). Each of Mr. Weber, Mr. Intrieri, and Mr. Meister are employed by or otherwise affiliated with entities controlled by Mr. Icahn, and Mr. Grivner is XO’s President and Chief Executive Officer.
DIRECTOR FEES
      Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full Board or a committee of the Board attended. The annual compensation for our independent directors, Mr. Dell, Mr. Gradin and Mr. Knauss is $50,000. Our 2002 Stock Incentive Plan permits, grants and awards to non-employee directors. We made no such grants during 2004.
REPORT OF THE AUDIT COMMITTEE
      The following report is provided by the Audit Committee whose written charter has been adopted by the Board. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee, which consisted entirely of three non-employee directors in 2004, and entirely of independent directors after August 2004, met ten (10) times in fiscal year 2004. Messrs. Knauss, Dell and Gradin each individually meet the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership and each is an “independent director” as defined in NASD Rule 4200(a)(15). Mr. Intrieri was designated by the Board of Directors as the “audit committee financial expert” under applicable Securities and Exchange Commission rules prior to his resignation from the Audit Committee in August 2004, and Mr. Knauss is currently designated by the Board of Directors as the “audit committee financial expert” under applicable rules. Mr. Knauss is an “independent director” as defined in NASD Rule 4200(a)(15).
      The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2004; discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and, received from the independent accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1, as currently in effect, and discussed with the independent accountants their independence.

      Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

Robert L. Knauss, Chairman
Adam Dell
Fredrik C. Gradin
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The following report is provided by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors on remuneration of certain executive officers of the Company, including the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (such named executives, the “Named Executive Officers”). The Compensation Committee met five (5) times in fiscal year 2004.
      Executive Compensation Philosophy. The Board of Directors believes that compensation paid to executive officers should be aligned with the Company’s efforts to reach its short and long term goals and should facilitate the Company in attracting and retaining qualified and motivated executives. Based on this philosophy, it is the view of the Board that compensation for executive officers should consist of a combination of salary, cash bonuses, equity awards and other employment benefits. In addition, the Company has employment agreements with its President and Chief Executive Officer and its Chief Operating Officer, which are discussed below. Since the Company’s emergence from its Chapter 11 bankruptcy proceedings in 2003, and the subsequent acquisition of Allegiance Telecom, Inc. in June 2004, the Company has recruited and retained a number of talented executives.
      The Compensation Committee has concluded that the Company’s performance and the competitive market warrant the compensation package approved for Mr. Grivner and the Company’s other executive officers.
      Salary and Cash Compensation. The Compensation Committee reviews base salaries for executive officers on an annual basis and increases are based upon comparison with Company peer group pay levels, individual performance and level of responsibility. The Compensation Committee set 2004 executive salaries at levels consistent with these criteria. Based on the Compensation Committee’s evaluation of the factors above, the Compensation Committee approved the annual base salary of $700,000 for Carl Grivner, the Company’s Chief Executive Officer, and a base salary of $375,000 for Wayne M. Rehberger, the Company’s Chief Operating Officer and former Chief Financial Officer.
      Cash Bonus. In an effort to help the Company reach its short term goals, the Compensation Committee adopted a plan providing for cash bonuses during 2004. In order to link executive compensation to the Company’s operating and financial performance, the Company executives were entitled to cash awards if the Company met enumerated earnings, revenue and cash consumption targets, which were adjusted to reflect the acquisition of Allegiance Telecom, Inc. in June 2004. Because the Compensation Committee determined that the Company achieved these designated 2004 financial performance goals, Company executives were entitled to the full amount of the stated maximum cash bonuses payable under the plan.
      Stock Options. The Board of Directors believes that equity-based compensation causes Company executives to have an ongoing stake in the long-term success of the Company. The 2002 Stock Incentive Plan (under which the Employee Retention and Incentive Plan and 2003 Annual Bonus Plan were implemented, as discussed below) was designed to optimize the Company’s profitability and growth over the longer term. In 2004, the Compensation Committee considered the value of options awarded to comparable positions in peer group companies, individual and Company performance, the number of options currently held by the officers, the allocation of overall share usage attributed to executive officers and the historic relative proportion of long-term incentives within the total compensation mix. Following this analysis, the Compensation Committee in 2004 recommended that stock options be granted to a number of executives who are newly hired, recently promoted or pursuant to the stock option reload program under the 2002 Stock Incentive Plan.
      Summary. Through the design and management of the Company’s executive compensation policies, as described above, the Compensation Committee believes total compensation of the Company’s executives is linked directly to Company financial performance and stockholder return. In the future, the Committee anticipates that it will continue to emphasize performance-based and stock-based compensation that is consistent with both individual executive performance and that links management and stockholder interests.

The Compensation Committee

Vincent J. Intrieri, Chairman
Keith Meister

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY
BY BOARD OF DIRECTORS AND MANAGEMENT
      The table below sets forth the number of shares of Common Stock beneficially owned by (1) each member of our Board of Directors, (2) each of our Named Executive Officers, and (3) all of our officers and directors as a group.

	Shares Beneficially Owned

	Amount and Nature	Percent of Class
Name & Address(1)	of Ownership(2)	(%)

Carl C. Icahn(3)	141,668,761	61.0
Carl J. Grivner(4)	1,524,528	(5)
Andrew R. Cohen	0	—
Vincent J. Intrieri	0	—
Keith Meister	0	—
Adam Dell	0	—
Fredrik C. Gradin	0	—
Robert L. Knauss(6)	3,000	(5)
Mark W. Faris(7)	321,790	(5)
Lee M. Weiner(8)	189,301	(5)
Robert Geller(9)	176,354	(5)
Wayne M. Rehberger(10)	403,645	(5)

All directors and executive officers as a group (12 persons)(11)	144,287,379	61.6

(1)	The address of all persons listed is c/o XO Communications, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after April 1, 2005. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(3)	Represents (i) as reported in the August 6, 2004 Amendment No. 4 to Schedule 13D filed by Cardiff Holding LLC and other parties to such joint filing, 140,036,224 shares of Common Stock beneficially held by Cardiff Holding LLC, a Delaware limited liability company, comprised of (a) 91,405,864 outstanding shares of Common Stock, (b) 7,504,819 shares of Common Stock issuable upon exercise of Series A warrants, Series B warrants, and Series C warrants, all held by Cardiff, and (c) 41,125,541 shares of Common Stock issuable upon conversion of the 3,800,000 shares of the Company’s 6% Class A Convertible Preferred Stock held by Cardiff Holding LLC, and (ii) an additional 1,632,537 shares of Common Stock issuable upon conversion of the Company’s 6% Class A Convertible Preferred Stock attributable to the accretion of the liquidation preference that had accrued on the 3,800,000 shares of the Company’s 6% Class A Convertible Preferred Stock held by Cardiff Holding LLC as of March 31, 2005. The liquidation preference on the preferred stock accretes on the last day of each calendar quarter. Cardiff is wholly-owned by ACF Industries Holding Corp., a Delaware corporation, which is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman and sole director of Starfire Holding Corporation, and the Chairman and a Director of each of Cardiff, ACF Industries, Highcrest Investors and Buffalo Investors.

(4)	Represents (i) 15,000 shares of Common Stock acquired by Mr. Grivner in May 2004, and (ii) shares of Common Stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of April 1, 2005 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Grivner pursuant to our 2002 Stock Incentive Plan.

(5)	The Percentage of Class is less than one percent (1%).

(6)	Represents shares of Common Stock acquired by Mr. Knauss in August 2004.

(7)	Represents shares of Common Stock issuable to Mr. Faris upon the exercise of nonqualified stock options that were exercisable as of April 1, 2005 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Faris pursuant to our 2002 Stock Incentive Plan.

(8)	Represents shares of Common Stock issuable to Mr. Weiner upon the exercise of nonqualified stock options that were exercisable as of April 1, 2005 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Weiner pursuant to our 2002 Stock Incentive Plan.

(9)	Represents shares of Common Stock issuable to Mr. Geller upon the exercise of nonqualified stock options that were exercisable as of April 1, 2005 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Geller pursuant to our 2002 Stock Incentive Plan.

(10)	Represents shares of Common Stock issuable to Mr. Rehberger upon the exercise of nonqualified stock options that were exercisable as of April 1, 2005 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Rehberger pursuant to our 2002 Stock Incentive Plan.

(11)	Represents (i) 142,310,132 shares of Common Stock beneficially held by Cardiff Holdings LLC, as described in note (3) above, (ii) 78,000 outstanding shares of Common Stock owned by directors and executive officers as of April 1, 2005 (other than shares held by Cardiff Holdings LLC) (see notes (4), (6), and (8)), and (iii) 2,577,539 shares of Common Stock issuable upon the exercise of stock options exercisable as of April 1, 2005 or 60 days thereafter. See notes (4), (7), (8), (9) and (10) above.
BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY
BY CERTAIN BENEFICIAL OWNERS
      The table below sets forth the number of shares of Common Stock beneficially owned by each holder of five percent (5%) or more of our outstanding common stock. None of the five percent (5%) beneficial owners, their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

		Shares Beneficially Owned

		Amount and Nature	Percent of Class
Name	Address	of Ownership(2)	(%)

Carl C. Icahn(1)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	141,668,761	61.0
Amalgamated Gadget, L.P.(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	17,516,415	9.5
Allegiance Telecom Liquidating Trust(4)	c/o Shared Technologies 1405 S. Beltline Road Coppell , Texas 75019	45,380,000	24.9

(1)	See Note (3) to Table entitled “Beneficial Ownership of Common Stock of the Company by Board of Directors and Management.”

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after April 1, 2005. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(3)	Represents (i) as reported in the Schedule 13G filed by Amalgamated Gadget, L.P. on February 11, 2004, 14,622,381 shares of Common Stock directly held by Amalgamated Gadget, L.P. and 257,443 shares of Common Stock issuable upon exercise of Series A warrants, 193,083 shares of Common Stock issuable upon exercise of Series B warrants, and 193,083 shares of Common Stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget, L.P., and (ii) 2,250,425 shares of Common Stock issuable upon conversion of the Company’s 6% Class A Convertible Preferred Stock, including accreted dividends, as of March 31, 2005. Amalgamated Gadget is a limited partnership with Scepter Holdings, Inc., a Texas corporation, as its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.

(4)	As reported in the Schedule 13D filed by the Allegiance Telecom Liquidating Trust, or the ATLT, on September 7, 2004, represents 45,380,000 shares of Common Stock issued to the ATLT pursuant to the terms of the asset purchase agreement by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide, and the Company pursuant to which the Company purchased substantially all of the assets of Allegiance Telecom, Inc.

MANAGEMENT
      Below is a table that sets forth the names, ages, and position of the executive officers of XO. In addition, below the table is additional biographical information with respect to each of the officers or former officers. There are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position

Carl J. Grivner	51	Chief Executive Officer, President and Director
Wayne M. Rehberger	48	Executive Vice President and Chief Operating Officer
William Garrahan	47	Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning
Mark W. Faris	50	Senior Vice President, Network Operations
Lee M. Weiner	47	Senior Vice President and General Counsel
Robert Geller	51	Chief Information Officer
Heather Burnett Gold	51	Senior Vice President, Government Relations
Matthew Harty	35	President, Commercial Sales
Ernest Ortega	40	President, Carrier Sales
Robert Westervelt	48	President, Indirect Sales
Ronald E. Scott	55	Senior Vice President XO Communications and Group President, XO Interactive, XO Hosting and XO One

      Carl J. Grivner. Mr. Grivner is XO’s President and Chief Executive Officer and is a member of our Board of Directors. Mr. Grivner’s biographical information can be reviewed above under “Proposal to be Voted Upon Election of Directors.”
      Wayne M. Rehberger. Mr. Rehberger has served as our Executive Vice President and Chief Operating Officer since April 2004. From April 2003 to April 2004, Mr. Rehberger served as our Executive Vice President and Chief Financial Officer. From December 2000 to April 2003, he was our Senior Vice President and Chief Financial Officer. XO filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in June 17, 2002. From August 2000 to October 2000, Mr. Rehberger was our Senior Vice President of Finance. From April 2000 to August 2000, he was Chief Financial Officer of Nettel Communications (”Nettel”). On September 28, 2000, Nettel filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Rehberger was employed by MCI Communications from 1986 to 2000. From April 1999 to March 2000, Mr. Rehberger was Senior Vice President of Finance at MCI WorldCom.
      William Garrahan. Mr. Garrahan has served as our Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning since April 2004. From July 2001 to March 2004, Mr. Garrahan served as our Vice President, Corporate Development and Strategic Planning. From September 1996 to February 2001, he was a Senior Vice President with Lehman Brothers, in its equity research department.
      Mark W. Faris. Mr. Faris has served as our Senior Vice President, Network Operations since April 2001. From September 2000 to April 2001, he was the Chief Operating Officer of Gemini Networks. From March 2000 to September 2000, Mr. Faris was President and Chief Operating Officer of BlueStar Communications. In June 2001, BlueStar Communications, then a wholly-owned subsidiary of Covad Communications Group, Inc., executed an irrevocable assignment for the benefit of creditors of all of its assets under Tennessee law. Prior to that, Mr. Faris was employed by SBC Communications, Inc and its predecessor for more than 24 years.
      Lee M. Weiner. Mr. Weiner has served as our Senior Vice President and General Counsel since June 2003. From July 2002 to May, 2003, Mr. Weiner served as a consultant to the trustee in bankruptcy for the Net2000 Communications, Inc. estate. From September 1999 to June 2002, Mr. Weiner was Executive Vice President, General Counsel, and Secretary and served in other officer capacities at Net2000 Communications,

Inc. On November 16, 2001, Net2000 Communications filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code.
      Robert Geller. Mr. Geller has served as our Vice President, Chief Information Officer since August 2002. From January 2002 to August 2002, Mr. Geller served XO in the same capacity as a consultant. From September 1999 to September 2001 he served as Senior Vice President of Information Technology at U.S. West/ Qwest.
      Heather Burnett Gold. Ms. Gold has served as our Senior Vice President of Government Relations since August 2004. Prior to joining XO, Ms. Gold co-founded the KDW Group in July, 2001 and worked there until August 2004. Prior to The KDW Group, Ms. Gold was vice president of industry affairs at Intermedia Communications, Inc. from August 1998 until June 2001.
      Matthew Harty. Mr. Harty has served as our President of Commercial Sales at XO Communications since April 2004. Prior to joining XO, Mr. Harty was regional vice president for Allegiance Telecom, Inc. from November 2003 until March 2004. Allegiance Telecom, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2003. Prior to this role, he was regional vice president for national accounts in the south and west regions at Allegiance from January 2003 until October 2003. Before Allegiance, he was vice president for sales and service at MCI WorldCom’s mid-Atlantic and southeast region, from November 1999 until October 2002.
      Ernest Ortega. Mr. Ortega has served as President of Carrier Sales since January 2004. Mr. Ortega started with XO in June 1999 and served as vice president of national accounts at XO, from June 2000 until January 2004.
      Robert Westervelt. Mr. Westervelt has served as our President of Indirect Sales since April 2004. Previously he was vice president of alternate channels at XO, from July 2003 until April 2004. Prior to that he was an area vice president for XO’s northeast/mid-Atlantic region, from February 2000 until July 2003. Prior to that he was XO’s vice president and general manager for New York and New Jersey from March 1998 until February 2000.
      Ronald E. Scott. Mr. Scott has served as a Senior Vice President of XO and President of XO One, a wholly-owned subsidiary of XO since September 1997, and has served as Group President of XO One, XO Interactive, and XO Hosting since June 2004.
SUMMARY COMPENSATION TABLE
      The following table sets forth the compensation paid to or earned by (i) the Company’s chief executive officer during fiscal 2004, and (ii) the Company’s four most highly compensated executive officers in fiscal 2004 other than our Chief Executive Officer. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

		Annual Compensation			Long Term Compensation

				Other Annual	Restricted	Securities
	Fiscal	Salary	Bonus	Compensation	Stock Awards	Underlying	All Other
Name & Principal Position	Year	($)	($)(1)	($)	($)	Options(2)	Compensation(3)

Carl J. Grivner(4)	2004	700,000	700,000	3,887	—	19,057	93,777
Chief Executive Officer	2003	449,615	93,333	—	—	2,000,000	71,779
	2002	—	—	—	—	—	—
Wayne M. Rehberger(5)	2004	345,914	225,000	—	—	209,543	4,280
Executive Vice President	2003	278,125	148,438	—	—	461,452	3,008
and Chief Operating Officer	2002	255,008	142,575	200	—	233,750	10,163
Lee M. Weiner(6)	2004	280,847	155,600	—	—	53,603	3,561
Senior Vice President	2003	144,903	17,645	—	—	350,000	3,091
and General Counsel	2002	—	—	—	—	—	—
Mark W. Faris(7)	2004	283,930	157,850	—	—	59,924	5,180
Senior Vice President,	2003	271,400	154,375	—	—	401,910	5,180
Network Operations	2002	260,000	106,362	—	—	—	8,839
Robert Geller(8)	2004	253,729	135,066	—	—	107,023	5,276
Vice President,	2003	234,902	107,812	—	—	195,268	37,922
Chief Information Officer	2002	90,231	—	—	—	—	2,066

(1)	Includes bonuses earned for the corresponding fiscal years that were paid subsequent to the stated calendar year end. In connection with XO’s Chapter 11 Reorganization, we adopted the 2003 Employee Retention and Incentive Plan. For a summary of the terms of the 2003 Employee Retention and Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(2)	Shares reflected for the 2002 fiscal year represent options to acquire shares of XO’s class A common stock. Pursuant to XO’s Chapter 11 reorganization, all interests in such stock options and such shares of class A common stock issued upon exercise thereof, were cancelled and terminated effective January 16, 2003, the date that the reorganization was consummated. Unless otherwise indicated, shares reflected for the 2003 fiscal year represent options to acquire shares of Common Stock granted pursuant to XO’s 2002 Stock Incentive Plan. For a summary of the terms of the 2002 Stock Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(3)	Includes premiums paid by XO for group term life insurance, in accordance with the table below (in dollars):

	2004	2003	2002

Carl J. Grivner	266	181	—
Wayne M. Rehberger	180	180	163
Lee M. Weiner	180	97	—
Mark W. Faris	180	180	180
Robert Geller	276	276	76

Also, includes the following contributions made by XO on behalf of the Named Executive Officers to the XO 401(k) plan (in dollars):

	2004	2003	2002

Carl J. Grivner	2,050	1,004	—
Wayne M. Rehberger	4,100	2,828	10,000
Lee M. Weiner	3,381	3,091	—
Mark W. Faris	5,000	5,000	8,569
Robert Geller	5,000	5,000	1,990

(4)	In fiscal 2004, (i) Bonus included $700,000 paid to Mr. Grivner in March 2005 as his 2004 annual bonus, (ii) Other Annual Compensation included $512 of group medical insurance premiums paid by XO and a taxable gift made by XO to Mr. Grivner of $3,375, (iii) Securities Underlying Options included options to purchase 19,057 shares of Common Stock issued to Mr. Grivner under the 2003 Annual Bonus Plan, and (iv) All Other Compensation included $91,461 of relocation expenses.

(5)	In fiscal 2004, (i) Bonus included $225,000 paid to Mr. Rehberger in March 2005 as his 2004 annual bonus, and (ii) Securities Underlying Options included options to purchase 9,543 shares of Common Stock issued to Mr. Rehberger under the Employee Retention and Incentive Plan.

(6)	In fiscal 2004, (i) Bonus included $155,600 paid to Mr. Weiner in March 2005 as his 2004 annual bonus, and (ii) Securities Underlying Options included options to purchase 3,603 shares of Common Stock issued to Mr. Weiner under the 2003 Annual Bonus Plan.

(7)	In fiscal 2004, (i) Bonus included $157,850 paid to Mr. Faris in March 2005 as his 2004 annual bonus, and (ii) Securities Underlying Options included options to purchase 9,924 shares of Common Stock issued to Mr. Faris under the Employee Retention and Incentive Plan.

(8)	In fiscal 2004, (i) Bonus included $135,066 paid to Mr. Geller in March 2005 as his annual bonus, and (ii) Securities Underlying Options included options to purchase 7,023 shares of Common Stock issued to Mr. Geller under the Employee Retention and Incentive Plan.
Options Grants in Last Fiscal Year

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price Appreciation
	Individual Grants					for Option Term($)

	Number	Percentage
	of	of Total
	Securities	Options		Market
	Underlying	Granted To	Exercise	Price on
	Options	Employees in	Price or	Date of	Expiration
Name	Granted(1)	Fiscal Year(2)	Base Price	Grant	Date	0%	5%	10%

Carl J. Grivner(3)	19,057	(4)	$6.53	$6.25	3/3/2014	—	69,569	184,489
Wayne M. Rehberger(5)	9,543	(4)	$5.84	$6.25	3/3/2014	3,913	41,422	98,969
	200,000	5.59%	$5.50	$5.50	4/6/2014	—	691,784	1,753,117
Lee M. Weiner(6)	3,603	(4)	$6.53	$6.25	3/3/2014	—	13,153	34,880
	50,000	1.4%	$5.50	$5.50	4/6/2014	—	172,946	438,279
Mark W. Faris(7)	9,924	(4)	$5.84	$6.25	3/3/2014	4,069	43,076	102,921
	50,000	1.4%	$5.50	$5.50	4/6/2014	—	172,946	438,279
Robert Geller(8)	7,023	(4)	$5.84	$6.25	3/3/2014	2,879	30,484	72,835
	100,000	2.8%	$5.50	$5.50	4/6/2014	—	345,892	876,558

(1)	All options issued to the named executive officers in 2004 were issued pursuant to the 2002 Stock Incentive Plan.

(2)	In 2004, XO granted options to purchase 3,577,382 shares of XO common stock to employees.

(3)	All options granted to Mr. Grivner in 2004 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant.

(4)	Less than one percent (1%).

(5)	Options to purchase 9,543 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Rehberger in 2004 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant (3/3/2004) with the remainder vesting ratably on a monthly basis through the second anniversary of the initial date of grant. Options to purchase 200,000 shares of Common Stock at an exercise price of $5.50 that were granted to Mr. Rehberger upon his appointment as Chief Operating Officer on April 6, 2004 vested 25% on the first anniversary of the date of grant, and 25% will vest on each of the three next succeeding anniversaries of the date of grant.

(6)	Options to purchase 3,603 shares of Common Stock at an exercise price of $6.53 per share that were granted to Mr. Weiner in 2004 as part of the 2003 Annual Bonus Plan vested 50% upon the date of grant (3/3/2004) with the remainder vesting ratably on a monthly basis through the second anniversary of the initial date of grant. Options to purchase 50,000 shares of Common Stock at an exercise price of $5.50 that were granted to Mr. Weiner in April 6, 2004 vested 25% on the first anniversary of the date of grant, and 25% will vest on each of the three next succeeding anniversaries of the date of grant.

(7)	Options to purchase 9,924 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Faris in 2004 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant (3/3/2004) with the remainder vesting ratably on a monthly basis through the second anniversary of the initial date of grant. Options to purchase 50,000 shares of Common Stock at an exercise price of $5.50 that were granted to Mr. Faris in April 6, 2004 vested 25% on the first anniversary of the date of grant, and 25% will vest on each of the three next succeeding anniversaries of the date of grant.

(8)	Options to purchase 7,023 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Geller in 2004 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant with the remainder vesting on a monthly basis through the second anniversary of the initial date of grant. Options to purchase 100,000 shares of Common Stock at an exercise price of $5.50 that were granted to Mr. Geller in April 2004 vested 25% on the first anniversary of the date of grant, and 25% on each of the three next succeeding anniversaries of the date of grant.
Fiscal Year End Option Values
None of the Named Executive Officers exercised any of the stock options they held during 2004.

	Number of Securities		Value of Unexercised,
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable#	Unexercisable#	Exercisable($)	Unexercisable($)

Carl J. Grivner	1,004,764	1,014,293	0	0
Wayne M. Rehberger	238,958	432,037	0	0
Lee M. Weiner	175,900	227,703	0	0
Mark W. Faris	209,516	252,318	0	0
Robert Geller	102,573	199,718	0	0

(1)	The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 31, 2004, which was $3.04.
2002 STOCK INCENTIVE PLAN
      The 2002 Stock Incentive Plan is the only equity compensation arrangement currently maintained by XO and is designed to optimize our profitability and growth through providing equity incentives to our officers, directors, and employees and to align the personal interests of officers, directors and employees with those of our stockholders. The purpose of the 2002 Stock Incentive Plan is to provide flexibility to XO to provide equity incentives to current and prospective officers, directors, and employees, particularly in connection with new employees that we hired in connection with our acquisition of substantially all of the assets of Allegiance Telecom, Inc. and other companies that XO might acquire in the future. The capability of XO to issue equity incentives will enhance our ability to motivate, attract and retain the services of highly qualified individuals as our officers, directors, and employees.

      The following table summarizes our equity compensation plan information as of December 31, 2004. The information below includes all equity compensation awards issued by XO.

	Number of securities		Remaining for future
	to be issued upon		issuance under equity
	exercise of	Weighted average	compensation plans
	outstanding options,	exercise price of	(excluding securities
Plan Category	warrants and rights(1)	outstanding options	reflected in column(a))

Equity compensation plans approved by XO stockholders	11,259,815	$5.09	6,340,185
Equity compensation plans not approved by XO stockholders	—	—	—

TOTAL	11,259,815	$5.09	6,340,185

(1)	Includes options issued pursuant to two separate programs that we have adopted under the 2002 Stock Incentive Plan: the 2003 Employee Retention and Incentive Plan and the 2003 Annual Bonus Plan.
      As of April 1, 2005, a total of 6,614,844 shares of Common Stock remained available for new awards under the 2002 Stock Incentive Plan (not including shares subject to outstanding awards), and a total of 10,985,156 shares were subject to outstanding options (of which approximately 5,952,353 shares were fully vested and available for exercise, as of April 1, 2005).
      2002 Stock Incentive Plan Programs. In addition to grants of options approved by the Compensation Committee in accordance with customary hiring practices, the Compensation Committee and the Board of Directors have approved and adopted two programs pursuant to which options have been granted under the 2002 Stock Incentive Plan.
      2003 Employee Retention and Incentive Plan. In June 2003, the Compensation Committee approved the adoption of the 2003 Employee Retention and Incentive Plan, which we refer to as the Employee Retention and Incentive Plan. This plan replaced an existing retention plan, which we refer to as the Restructuring Retention Plan, and nearly all of the participants thereunder exchanged their rights to participate in the Restructuring Retention Plan for the right to participate in the Employee Retention and Incentive Plan. The Employee Retention and Incentive Plan provided for the payment of cash bonuses and the issuance of options to XO employees based upon the attainment of certain performance goals. On June 20, 2003, XO filed a registration statement covering the offer and sale of stock options and stock appreciation rights, or SARs, to be granted in conjunction with the Employee Retention and Incentive Plan for an aggregate award of 1,900,000 million shares of our Common Stock. Pursuant to the Employee Retention and Incentive Plan, as of December 31, 2004, we have outstanding options to purchase an aggregate of approximately 215,665 shares of Common Stock and approximately 10,500 SARs, fifty percent of which were vested and exercisable on the date of grant, with the remaining fifty percent vesting ratably every month for twenty-four months following the month of grant. No further grants under the Employee Retention and Incentive Plan are permitted.
      • 2003 Annual Bonus Plan. In June 2003, we adopted the 2003 Annual Bonus Plan (the “Bonus Plan”). This plan provides for the payment of cash bonuses and the issuance of options to XO employees who were ineligible to participate in the Employee Retention and Incentive Plan. The payment of bonuses and the issuance of options under the Bonus Plan was contingent upon the same performance targets as contained in the Employee Retention and Incentive Plan. As of December 31, 2004, we had outstanding options to purchase 22,660 shares of our common stock under the Bonus Plan. The financial goals and the terms of the Bonus Plan were established by the Company’s Board of Directors. None of our officers or employees was eligible to participate in both the Employee Retention and Incentive Plan and the Bonus Plan. No further grants under the Bonus Plan are permitted.

LONG TERM INCENTIVE PLANS AND PENSION PLANS
      XO does not maintain any plan pursuant to which long term incentive awards are made. XO also does not maintain a pension plan.
EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS
      Carl J. Grivner. XO has entered into an Employment Term Sheet and a Change of Control Agreement with Mr. Grivner. The Employment Term Sheet provides for his employment as President and Chief Executive Officer through April 30, 2004, but by its terms has renewed for an additional one-year term through April 30, 2005. Mr. Grivner’s employment will continue to renew for one-year periods unless, prior to February 1 of the year in which the term sheet or extension thereof expires, Mr. Grivner were to notify XO, or XO were to notify Mr. Grivner, that the Employment Term Sheet will not be renewed. It provides for an annual base salary of $700,000, which we may increase annually, and for an annual bonus of up to 100% of base salary, based on certain revenue, earnings before interest, taxes, depreciation and amortization, and cash targets to be mutually agreed upon between us and Mr. Grivner. Pursuant to the term sheet, in connection with Mr. Grivner’s acceptance of employment with us, we granted him options to purchase 2,000,000 shares of our common stock, with an exercise price of $4.80, 75% of which shares were fully vested as of April 1, 2005, and the remainder of such shares vest in equal annual installments on the first, second and third anniversary of the date of grant. The term sheet also provides that we will reimburse Mr. Grivner for certain relocation and related costs and expenses.
      The Change of Control Agreement generally provides that if both (i) a Change in Control occurs and (ii) at any time on or after such Change in Control, but before the end of the 24-month period immediately thereafter, Mr. Grivner’s employment with us terminates for any reason other than (A) by Mr. Grivner without Good Reason, (B) by us as a result of Mr. Grivner’s disability or with Cause or (C) as a result of the death of Mr. Grivner, we shall pay him an amount equal to Mr. Grivner’s annual base salary, plus his targeted annual bonus, reduced by any cash severance benefits paid to Mr. Grivner. Under such circumstances, we also will provide Mr. Grivner with certain health and life insurance benefits for a period of 12 months. In addition, under certain circumstances, we will make additional payments to Mr. Grivner for taxes due with respect to any payments or benefits under this agreement treated as excise taxes under specified provisions of the Internal Revenue Code.
      Under the Change of Control Agreement, Mr. Grivner will have been deemed to have terminated his employment for Good Reason if there is:

•	a material change in his duties that is inconsistent with his status as one of our key management employees or a substantial adverse alteration in the nature or status of his responsibilities;

•	a reduction in his annual base salary or target annual bonus;

•	a relocation of his principal place of business of more than 35 miles; or

•	a failure by us to provide him with benefits as favorable in the aggregate in all material respects as those enjoyed by him under applicable plans immediately prior to the Change of Control.
      Under the Change of Control Agreement, a Change of Control means the occurrence of any of the following events:

•	Any person or entity becomes the owner of 50% or more of the voting power of our then outstanding securities, other than certain persons or entities, including those that own securities that represent more than 10% of our voting power as of April 1, 2003. For purpose of this calculation, securities acquired from us are excluded from the determination of the percentage ownership of a person or entity, but any such securities shall be included in the then total number of securities outstanding.

•	We merge or consolidate with another company, other than a merger or consolidation that would result in our stockholders holding more than 65% of the combined voting power of the company surviving the merger or consolidation;

•	We are liquidated or we sell all or substantially all of our assets to any other company.
      Despite the occurrence of one of the forgoing events, no Change of Control will be deemed to have occurred for purposes of the Change of Control Agreement if Mr. Icahn and/or his affiliates is our largest stockholder and owns in excess of 15% of our outstanding shares.
      Under the Change of Control Agreement, Cause means the occurrence of any of the following events:

•	the failure by Mr. Grivner to substantially perform his duties, other than a failure resulting from his incapacity due to physical or mental illness that continues for a period of 30 days;

•	he engages in misconduct that is demonstrably and materially injurious to us, monetarily or otherwise; and

•	an act or acts by him that constitutes any felony or a misdemeanor involving moral turpitude.
      Mr. Rehberger. XO has entered into an Employment Agreement with Mr. Rehberger that provides for his employment as Senior Vice President, Finance, effective as of September 25, 2000, and that his promotion to Senior Vice President, Chief Financial Officer, effective as of November 11, 2000. Mr. Rehberger’s employment will continue unless either Mr. Rehberger or XO provides 60 days prior written notice of his or its intention to terminate Mr. Rehberger’s employment with XO. The agreement provides for an annual base salary of $250,000, which we may increase annually, and for an annual bonus target of 50% of Mr. Rehberger’s base salary, based on Mr. Rehberger’s performance compared to performance targets determined in the preceding year. Pursuant to the agreement, in connection with Mr. Rehberger’s acceptance of employment with us, we granted him options to purchase 275,000 shares of former outstanding Class A Common Stock, all of which were canceled in connection with our Chapter 11 Reorganization.
      Any options subsequently granted to Mr. Rehberger may be made subject to the terms of his employment agreement upon grant. The agreement provides that all of the options granted to Mr. Rehberger shall vest and become immediately exercisable if Mr. Rehberger’s employment by us is terminated following a Change of Control or if Mr. Rehberger establishes that a Constructive Termination has occurred.
      Under this employment agreement, a Change of Control means the occurrence of any of the following events:

•	We are merged, consolidated or reorganized into or with another company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of our voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity;

•	We sell all or substantially all of our assets to any other company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of our voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity; and

•	Any person (other than Craig O. McCaw and his affiliates) acquires greater than 50% of our voting securities.
      Any options issued to Mr. Rehberger prior to XO’s emergence from Chapter 11 bankruptcy in January 2003 were canceled. The change of control provisions described above, however, remain in effect with respect to Mr. Rehberger’s existing option grants.
      Under Mr. Rehberger’s employment agreement, a Constructive Termination shall be deemed to occur if:

•	Mr. Rehberger’s initial base salary or bonus target is reduced;

•	Mr. Rehberger’s title or responsibilities are materially changed in a manner that is inconsistent with Mr. Rehberger’s intended position and status under the employment agreement;

•	Mr. Rehberger’s place of employment is relocated more than 50 miles away from Reston, Virginia, or

•	we materially breach the employment agreement and do not cure such breach within 30 days.

      Mr. Rehberger is also subject to certain non-competition and non-solicitation provisions under the terms of this employment agreement. Mr. Rehberger is also entitled to severance benefits equal to 6 months salary, annual bonus and benefits in the event that Mr. Rehberger is terminated after a Change of Control (other than for Cause), or upon the occurrence of a Constructive Termination.
STOCK PERFORMANCE GRAPH
PRE-REORGANIZATION XO COMMUNICATIONS, INC.
(January 1, 1999 - November 30, 2001)
POST-REORGANIZATION XO COMMUNICATIONS, INC.
(January 31, 2003 - December 31, 2004)
      The Stock Performance Graph includes information with respect to the price of our Class A Common Stock for the period from January 1, 1999 to November 2001. All of our Class A Common Stock was

canceled in connection with our Chapter 11 Reorganization, and an investment in our Class A Common Stock would have been canceled without any recovery for the stockholder with respect to such investment. From November 30, 2001 through January 15, 2003, none of our shares were publicly traded. Beginning on January 15, 2003, our new and current class of Common Stock began trading on the Over the Counter Bulletin Board.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2004, except that Mark W. Faris did not timely amend a timely filed Form 3, Wayne M. Rehberger filed a late Form 4, and each of Mr. Faris and Mr. Rehberger filed a late Form 5 relating to the same.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Stockholder proposals for the 2006 Annual Meeting of the Stockholders must be received by the Company no later than December 9, 2005 for inclusion in the Company’s Proxy Statement and proxy for that meeting. Stockholder proposals that are not included in the Proxy Statement may be considered at the 2006 Annual Meeting if such proposals are received by the Company between January 9, 2006 and February 8, 2006. All proposals should be submitted to XO at 11111 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary.
OTHER MATTERS
      Other than the foregoing, the Board of Directors does not intend to bring any other matter before the meeting and does not know of any matter that anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, the individuals named in the accompanying proxy, or their duly qualified substitutes acting at the meeting, will be deemed authorized to vote or otherwise act in accordance with their judgment on such matters.

ANNUAL MEETING OF STOCKHOLDERS OF

XO COMMUNICATIONS, INC.

May 9, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES	¡	Carl C. Icahn
	¡	Carl J. Grivner
☐WITHHOLD AUTHORITY	¡	Jon F. Weber
FOR ALL NOMINEES	¡	Adam Dell
	¡	Fedrik C. Gradin
☐FOR ALL EXCEPT	¡	Vincent J. Intrieri
(See instructions below)	¡	Robert L. Knauss
	¡	Keith Meister

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder __________________   Date: ________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

XO COMMUNICATIONS, INC.
11111 Sunset Hills Road
Reston, Virginia 20190

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Wayne M. Rehberger and William Garrahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of XO Communications, Inc. held of record by the undersigned on April 1, 2005, at the Annual Meeting of Stockholders to be held at the Park Central New York Hotel located at Seventh Avenue, New York, New York 10019, on May 9, 2005, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)